Exhibit 99

Pall Corporation Announces Executive Transition

PORT WASHINGTON, N.Y., May 11, 2010 - Eric Krasnoff, Pall Corporation (NYSE:PLL) Chairman and Chief Executive Officer, today announced that Donald B. Stevens, 65, President, Chief Operating Officer and President of Pall Industrial, is retiring, capping a career spanning over 40 years. Mr. Stevens is leaving his positions as COO and President of Pall Industrial now and will remain as the Company's President until the end of Pall’s fiscal year on July 31, 2010.

“Every part of the business has benefited from Don's leadership and drive. Don has seen Pall grow from $24.5 million in sales to $2.3 billion. He has successfully led Pall Industrial through the recent difficult period to a return to growth,” said Eric Krasnoff. “On behalf of our Board of Directors and the entire organization, I thank Don for his years of dedication and many contributions to Pall’s success. We wish him all the best in his retirement.”

Mr. Stevens said, “I am proud to have served Pall Corporation in so many areas of increasing responsibility and look back on the Company's accomplishments with a keen sense of satisfaction. I am now focused on transitioning my responsibilities to my very experienced and capable successors.”

Mr. Krasnoff also announced the appointment of Roberto Perez as Chief Operating Officer. Mr. Perez, most recently the President of Pall Life Sciences, assumes responsibility for Pall Industrial. Another Pall veteran, Yves Baratelli, has been named Group Vice President and President of Pall Life Sciences reporting to Mr. Perez. The Board of Directors appointed Mr. Krasnoff as Pall Corporation's President, effective with Mr. Stevens’ departure. Mr. Krasnoff continues as Chairman and Chief Executive Officer.

Mr. Perez joined Pall Corporation in January, 2000 and has held a number of senior management positions. Prior to joining Pall, Mr. Perez, was President of Baxter International's Fenwal Division. He has over 30 years of medical device and pharmaceutical experience.

"Pall is rich in managerial strength and depth of talent. Our executive team is excited to build on past successes and continue to move the company forward,” Mr. Krasnoff said.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing Total Fluid ManagementSM solutions to meet the critical needs of customers in biopharmaceutical; hospital and transfusion medicine; energy and alternative energy; electronics; municipal and industrial water; aerospace; transportation and broad industrial markets. Together with our customers, we foster health, safety and environmentally responsible technologies. The Company’s engineered solutions enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.3 billion for fiscal 2009, is an S&P 500 company with more than 10,000 employees serving customers worldwide. Pall has been named a top "green company" by Newsweek magazine. To see how Pall is helping enable a greener and more sustainable future, visit www.pall.com.

Forward-Looking Statements

The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2009 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets we serve, and the extent to which adverse economic conditions continue to affect our sales volume and results, demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, and volatility in currency exchange rates and energy costs and other macro economic challenges currently affecting the Company, and the Company’s ability to successfully complete its business improvement initiatives that include integrating and upgrading its information systems and the effect of a serious disruption in the Company’s information systems on its business and results of operations. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: pat_iannucci@pall.com